Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated April 11, 2007 relating to the financial statements of Chemokine Therapeutics Corp., and to the reference to our Firm under the caption “Experts” in this Registration Statement.
/s/ M.D. Sassi Company
San Francisco, California
May 29, 2007